                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF CLASSIC COMMUNICATIONS, INC.

NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
------------------                                -----------------------------
CallCom 24, Inc.                                  Texas
Classic Cable Holding, Inc.                       Delaware
Classic Cable of Oklahoma, Inc.                   Delaware
Classic Cable, Inc.                               Delaware
Classic Telephone, Inc.                           Delaware
Correctional Cable TV, Inc.                       Texas
Friendship Cable of Arkansas, Inc.                Texas
Friendship Cable of Texas, Inc.                   Texas
Television Enterprises, Inc.                      Texas
Universal Cable Communications, Inc.              Delaware
Universal Cable Holdings, Inc.                    Delaware
Universal Cable Midwest, Inc.                     Delaware
Universal Cable of Beaver Oklahoma, Inc.          Delaware
W.K. Communications, Inc.                         Kansas
WT Acquisition Corporation                        Delaware